Exhibit 10.13

NONQUALIFIED DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT

The Employer named below hereby establishes a Nonqualified Deferred Compensation Plan for Eligible Employees as provided in this Adoption Agreement and the Basic Plan Document.

I                                            Employer Information

(a)	Name and Address of Employer sponsoring the Plan:

SI International, Inc.
12012 Sunset Hills Road, Suite 800
Reston, VA 20190-5869

(b)	Telephone Number:	(703) 234-7003

(c)	Tax ID Number:	52-2127278

(d)	Name of Plan:	SI International Deferred Compensation Plan

(e)	Tax Year End:	12/31

II                                        Definitions

(a)                                  Compensation:  Compensation under the Plan is defined as (select one or more):

☒                                    The Participant’s gross income paid by the Employer during the Taxable Year as reportable on Internal Revenue Service Form W-2, plus amounts excludible from gross income which are contributed by the Participant on a pre-tax basis to a salary reduction retirement or welfare plan (including amounts contributed to this Plan), but excluding commissions, bonuses or other amounts not part of his or her regular salary.

☒                                    Cash bonuses or other amounts which are not part of a Participant’s regular salary.

☒                                    Commissions.

(b)                                 Disability (select one):

☐                                    A physical or mental condition which prevents an Employee from satisfactorily performing, for at least twelve (12) consecutive months, his usual duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience.

☒                                    A condition which qualifies the Participant for total permanent disability benefits under his or her Employer’s long-term disability plan, regardless of whether the Participant is actually covered under such plan, as determined in the sole discretion of the Plan Administrator.  If the Participant’s Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Plan Administrator in its sole discretion.

(c)                                  Effective Date (select one):

☒                                    This is a new Plan and the Effective Date will be Effective as of the date this Adoption Agreement is signed, provided that the initial deferral elections shall be effective as of January 1, 2004.

☐                                    This is an amended Plan and the Effective Date will be

III                                    Eligibility.  An employee shall be an Eligible Employee as follows (select one or more):

(a)	☒

If he or she is designated as an Eligible Employee by the Chief Executive Officer and provided that the Plan continues to constitute a plan for a select group of management or highly compensated employees.

(b)	☒	If he or she occupies one of the following positions:
Director and above

(c)	☐	If his or her Compensation for a Taxable Year is expected to be greater than $

IV                                   Employee Compensation Deferrals (select one or more):

(a)	☒

Up to 100% of a Participant’s available Compensation provided that the Participant shall have made the maximum annual pre-tax contribution permitted under the Employer’s tax qualified retirement plan. Available compensation for this purpose shall be determined after all applicable payroll deductions and withholding requirements.

(b)	☐	A Participant’s Compensation Deferrals with respect to a Taxable Year shall be limited to a maximum of $

(c)	☐	A dollar amount specified by a Participant from a minimum of $ to a maximum of $ with respect to each Taxable Year.

(d)	☐	A percentage of Compensation specified by a Participant from a minimum percentage of % to a maximum percentage of %.

V                                       Employer Matching Credits

(a)                                  The Employer’s Matching Credit shall be determined in accordance with one or more of the following methods (select one or more):

☐                                    The Employer shall credit to the Account of each Participant              % of such Participant’s Compensation Deferrals.  Employer Matching Credits shall be made based on Compensation Deferrals made each (select one):

☐                                    Pay period

☐                                    Taxable Year

☐                                    Other (specify):

☐                                    The Employer shall credit to the Account of each Participant              % of the first              % of such Participant’s Compensation Deferrals, plus              % of the next              % of such Participant’s Compensation Deferrals, plus              % of the next              % of such Participant’s Compensation Deferrals. Employer Matching Credits shall be made based on Compensation Deferrals made each (select one):

☐                                    Pay period

☐                                    Taxable Year

☐                                    Other (specify):

☒                                    An amount determined at the discretion of the Employer.

☐                                    Pay period

☒                                    Taxable Year

☐                                    Other (specify):

(b)                                 Limitations on Employer Matching Credits (select one or more):

☐                                    The Employer Matching Credit shall not exceed $              for any Participant.

☐                                    The Employer shall not provide an Employer Matching Credit for any Compensation Deferral in excess of              % of the Participant’s Compensation.

(c)                                  Eligibility for Employer Matching Credit (select one or more):

☐                                    All Participants who have completed at least              hours of employment during the Taxable Year.

☐                                    All Participants employed on the last day of a Taxable Year.

☐                                    All Participants who satisfy the following conditions:

☒                                    No eligibility conditions.  All Participants who make Compensation Deferrals are eligible.

VI                                   Employer Discretionary Credits

(a)                                  Amount of Employer Discretionary Credit (select one or more):

☒                                    An amount determined at the discretion of the Employer, which need not be uniform as to Participants.

☐                                    An amount determined by the following formula:

(b)                                 Eligibility for Employer Discretionary Credit (select one or more):

☐                                    All Participants who have completed at least              hours of employment during the Taxable Year.

☐                                    All Participants employed on the last day of a Taxable Year.

☐                                    All Participants who are employees of the Employer during the Taxable Year and who satisfy the following conditions:

☒                                    No eligibility conditions.  All Participants who are employees of the Employer during the Taxable Year are eligible.

VII                               Vesting and Forfeitures (select one or more):

☐                                    A Participant’s entire Account shall be 100% vested at all times.

☒                                    The Participant shall at all times be one hundred percent (100%) vested in his or her Compensation Deferrals, as well as in any hypothetical appreciation (or depreciation) specifically attributable to such Compensation Deferrals due to Investment Credits and Debits.  The Participant shall vest in Employer Matching Credits and/or Employer Discretionary Credits, as well as in any hypothetical appreciation (or depreciation) specifically attributable to such amounts due to Investment Credits and Debits, pursuant to the vesting schedule shown below.  The Chief Executive Officer will have the right to accelerate vesting for individual participants (other than a participants who are executive officers) on a non-uniform basis .  The vesting schedule set forth below will apply to each Employer Matching Credit and/or Employer Discretionary Credit on an individual basis (i.e. each credit will be subject to the following vesting schedule).

Years of Service	Vesting Percentage
0-3	0%
3 and above	100%
%
%
%

For purposes of the above schedule, a Participant shall earn a Year of Service as follows:

A Participant shall earn a year of service for each twelve months of employment.

☒                                    Class Year Vesting.  Any amount credited to a Participant’s Account during a Taxable Year shall vest separately from amounts credited In prior Taxable Years and shall be subject to the full vesting schedule described above as measured by years of service earned commencing with the Taxable Year for which any amount is credited to the Participant’s Account.

☐                                    The vesting schedule described above shall apply separately with respect to any amounts credited to a Participant’s Account during a given Taxable Year.

☒                                    A Participant’s entire Account shall become 100% vested upon:

☒                                    The Participant’s Death

☒                                    The Participant’s Disability

☒                                    The Participant’s attainment of age 60

☒                                    A Change of Control

☐                                    The Participant’s involuntary Termination of Employment Without Good Cause.

☐                                    A Participant who is otherwise vested in accordance with this Section VII shall nevertheless forfeit his or her vested Account (other than Compensation Deferrals) under the following circumstances (please specify):

☐                                    Any forfeitures under the Plan shall be credited to the Account of each Participant other than the Participant whose Account generated the forfeiture in the same proportion that each such Participant’s Account as of the end of the Taxable Year in which the forfeiture occurred bears to the Accounts of all such Participants as of the same date.

VIII                           Change of Control (select one):

☐                                    Change of Control shall mean the earliest to occur of the following events:

(a)                                  The consummation of any transaction or series of transactions as a result of which any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than an “Excluded Person” (as hereinafter defined) has or obtains ownership or control, directly or indirectly, of fifty percent (50%) or more of the combined voting power of all securities of the Employer or any successor or surviving corporation of any merger, consolidation or reorganization involving the Employer (the “Voting Securities”).  The term “Excluded Person” means any one or more of the following:  (i) the Employer or any majority-owned subsidiary of the Employer, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Employer or (B) any majority-owned subsidiary of the Employer, (iii) any Person who as of the Effective Date of this Plan owned or controlled, directly or indirectly, ten percent (10%) or more of the then outstanding Voting Securities, or any individual, entity or group that was part of such a Person;

(b)                                 A merger, consolidation or reorganization involving the Employer as a result of which the holders of Voting Securities immediately before such merger, consolidation or reorganization do not immediately following such merger, consolidation or reorganization own or control, directly or indirectly, at least fifty percent (50%) of the Voting Securities in substantially the same proportion as their ownership or control of the Voting Securities immediately before such merger, consolidation or reorganization;

(c)                                  The sale or other disposition of all or substantially all of the assets of the Employer to any Person (other than a transfer to a majority-owned subsidiary of the Employer); or

(d)                                 during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each person who was not a director at the beginning of such period was approved by vote of at least two-thirds of the directors then in office who were directors at the beginning of such period or who were directors previously so approved.

☒                                    Change of Control shall mean the following:

A “Change of Control” shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of SI International, Inc. (the “Company”) in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger hold more than fifty percent (50%) of the voting power of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who, on the effective date of the Plan, does not own five percent (5%) or more of the Company’s outstanding Common Stock on a fully-diluted basis (a “5% Owner”) and is not controlling, controlled by or under common control with any such 5% Owner, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company’s outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the effective date of the Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended.

☒                                    A Change of Control shall constitute a Distributable Event within the meaning of paragraph 1.10 of the Basic Plan Document.

IX                                   Special Distribution Rules for Certain Officers

Notwithstanding any other distribution provisions of the Basic Plan, in the event of a Participant who is “covered employee”(1) within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (or any successor provision), unless the Plan Administrator determines otherwise, no distribution will be made prior to the first day of the Employer’s taxable year for which such Participant would not constitute a “covered employee.”

IX                                   Signatures

This Nonqualified Deferred Compensation Plan, including this Adoption Agreement, has been designed to permit Participants to defer Federal and state income tax on amounts credited to their Accounts until a later Taxable Year.  The Employer adopting this Plan should consult with tax counsel regarding the consequences of adopting this Plan to both the Employer and Employees.  Advice should also be sought on the advisability of submitting this document to the Internal Revenue Service to obtain a Private Letter Ruling.  Registration of interests under this Nonqualified Deferred Compensation Plan may be required under securities law.  Independent legal counsel should be consulted with respect to securities law issues.  By executing this Adoption Agreement, the Employer acknowledges that no representations or warranties as to the tax or securities law consequences to the Employer and Participants of the operation of

(1) As of the effective date of the Plan, Section 162(m)(3) provides that a covered employee is any employee who “as of the close of the taxable year, such employee is the chief executive officer of the taxpayer or is an individual acting in such capacity, or the total compensation of such employee for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934, by reason of such employee being among the 4 highest compensated officers for the taxable year (other than the chief executive officer).”

this Plan have been made by the entity who has provided this Plan document and Adoption Agreement.

The Plan and this accompanying Adoption Agreement were adopted by the Employer the 16th day of December, 2003.

Executed for the Employer by:	THOMAS E. DUNN

Title of Individual:	CFO

Signature:	/s/ THOMAS E. DUNN

EXHIBIT A

ADDITIONAL ADOPTING EMPLOYERS

In accordance with paragraph 1.13 of the Basic Plan Document, the Employer has consented to allow the following entities to participate in the Plan:

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

NONQUALIFIED DEFERRED COMPENSATION PLAN

BASIC PLAN DOCUMENT

December 2003

TABLE OF CONTENTS

PARAGRAPH

PREAMBLE

ARTICLE I
DEFINITIONS

1.1	Account
1.2	Adoption Agreement
1.3	Beneficiary
1.4	Change Of Control
1.5	Code
1.6	Compensation
1.7	Compensation Deferrals
1.8	Compensation Deferral Agreement
1.9	Disability
1.10	Distributable Event
1.11	Effective Date
1.12	Eligible Employee
1.13	Employer
1.14	ERISA
1.15	Interim Distribution Date
1.16	Investment Credits and Debits
1.17	Investment Preferences
1.18	Nonqualified Deferred Compensation Plan
1.19	Participant
1.20	Plan
1.21	Plan Administrator
1.22	Spouse
1.23	Taxable Year
1.24	Termination of Employment
1.25	Trust
1.26	Trustee
1.27	Valuation Date

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1	Eligibility
2.2	Participation

2.3	Compensation Deferral Agreement
2.4	Employer Matching Credits and Employer Discretionary Credits
2.5	Establishing a Reserve for Plan Liabilities

ARTICLE III
PARTICIPANT ACCOUNTS AND REPORTS

3.1	Establishment Of Accounts
3.2	Account Maintenance
3.3	Investment Credits and Debits
3.4	Participant Statements

ARTICLE IV
WITHHOLDING OF TAXES

4.1	Annual Withholding From Compensation
4.2	Withholding From Benefit Distributions

ARTICLE V
VESTING

5.1	Vesting

ARTICLE VI
PAYMENTS

6.1	Benefits
6.2	Form of Payment
6.3	Death Benefit
6.4	Unforeseeable Emergencies
6.5	Election to Receive Vested Account
6.6	Election to Receive Interim Distributions
6.7	Beneficiary Designation
6.8	Claims Procedure

ARTICLE VII
SUSPENSION OF DEFERRALS

7.1	Unforeseeable Emergencies
7.2	Suspension of Deferrals for Other Reasons

ARTICLE VIII
PLAN ADMINISTRATION

8.1	Appointment
8.2	Duties Of Plan Administrator
8.3	Employer
8.4	Administrative Fees And Expenses
8.5	Plan Administration And Interpretation
8.6	Powers, Duties, Procedures
8.7	Information
8.8	Indemnification Of Plan Administrator
8.9	Plan Administration Following a Change of Control

ARTICLE IX
TRUST FUND

9.1	Trust
9.2	Unfunded Plan
9.3	Assignment And Alienation

ARTICLE X
AMENDMENT AND TERMINATION

10.1	Amendment
10.2	Termination
10.3	Existing Rights

ARTICLE XI
MISCELLANEOUS

11.1	Total Agreement
11.2	Employment Rights
11.3	Non-Assignability
11.4	Binding Agreement
11.5	Receipt And Release
11.6	Furnishing Information
11.7	Distribution In The Event of Taxation
11.8	Insurance
11.9	Governing Law
11.10	Heading And Subheadings

PREAMBLE

The Employer, by executing the Nonqualified Deferred Compensation Plan Adoption Agreement, hereby establishes an unfunded Nonqualified Deferred Compensation Plan for a select group of management or highly compensated employees.  Under the terms of the Plan, Eligible Employees may elect to defer receipt of their Compensation to a later Taxable Year.

Participants shall have no right, either directly or indirectly, to anticipate, sell, assign or otherwise transfer any benefit accrued under the Plan.  In addition, no Participant shall have any interest in any Employer assets set aside as a source of funds to satisfy its benefit obligations under the Plan.  Participants shall have the status of general unsecured creditors of the Employer and the Plan constitutes an unsecured promise by the Employer to make benefit payments in the future.

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE I

DEFINITIONS

1.1                                 Account  The bookkeeping account established for each Participant to record his or her benefit under the Plan.

1.2                                 Adoption Agreement  The written instrument attached to this Basic Plan Document by which the Employer establishes a Nonqualified Deferred Compensation Plan for Eligible Employees.

1.3                                 Beneficiary  An individual, individuals, trust or other entity designated by the Participant to receive his or her benefit in the event of the Participant’s death.  If more than one Beneficiary survives the Participant, payments shall be made equally to all such Beneficiaries, unless otherwise provided in the Beneficiary Designation form.  Nothing herein shall prevent the Participant from designating primary and contingent Beneficiaries.

1.4                                 Change Of Control  A change in the beneficial ownership of the Employer as defined by the Employer in the Adoption Agreement.

1.5                                 Code  The Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.6                                 Compensation  Shall have the meaning elected by the Employer in the Adoption Agreement.

1.7                                 Compensation Deferral Agreement  The written agreement between an Eligible Employee and the Employer to defer receipt by the Eligible Employee of Compensation.  Such agreement shall state the deferral amount or percentage of Compensation to be withheld from the Eligible Employee’s Compensation and shall state the date on which the agreement is effective, as provided at paragraph 2.3.

1.8                                 Compensation Deferrals  That portion of an Eligible Employee’s Compensation which is deferred under the terms of this Nonqualified Deferred Compensation Plan.

1.9                                 Disability  Shall have the meaning elected by the Employer in the Adoption Agreement.

1.10                           Distributable Event  The events entitling a Participant or Beneficiary to a payment of benefits under the Plan, which shall include Termination of Employment, Death, Disability, the occurrence of an Interim Distribution Date or an Unforeseeable Emergency, the Participant’s Election To Receive Vested Account, and Plan Termination.  The Employer may specify in the Adoption Agreement whether a Change of Control shall also constitute a Distributable Event.

1.11                           Effective Date  The date selected in the Adoption Agreement as of which the Plan first becomes effective or is amended.

1.12                           Eligible Employee  Any common-law employee designated by the Employer as eligible to participate in the Plan in accordance with Paragraph 2.1.  Only those individuals who are part of a select group of management or highly compensated employees, as determined by the Employer in its sole discretion, may be designated as Eligible Employees under the Plan.

1.13                           Employer  The corporation or business entity identified in Section I of the Adoption Agreement, including any successor to all or a major portion of the Employer’s assets or business which assumes the obligations of the Employer.  The term Employer shall also include, where appropriate, any entity affiliated with the Employer which adopts the Plan with the consent of the Employer and is listed on Exhibit A attached to the Adoption Agreement.  Only the Employer identified in Section I of the Adoption Agreement shall have the power to amend this Plan, serve as the Plan Administrator, or exercise any of the powers described in Paragraph 8.3 hereof.

1.14                           ERISA  The Employee Retirement Income Security Act of 1974, as amended. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.15                           Interim Distribution Date  Interim Distribution Date shall mean the first day of a Taxable Year five (5) years, seven (7) years, or ten (10) years from the effective date of a Compensation Deferral Agreement, as selected by the Participant at the time he or she files a Compensation Deferral Agreement for a given Taxable Year, upon which the Compensation Deferrals (as well as any appreciation or depreciation of such amounts due to Investment Credits and Debits) attributable to a given Taxable Year shall be distributed in a lump sum payment.

1.16                           Investment Credits and Debits  Bookkeeping adjustments to Participants’ Accounts to reflect the hypothetical interest, earnings, appreciation, losses and depreciation that would be accrued or realized if assets equal to the value of such Accounts were invested in accordance with such Participants’ Investment Preferences.

1.17                           Investment Preferences  Investment funds or benchmarks made available to Participants by the Plan Administrator for purposes of valuing benefits under the Plan.

1.18                           Nonqualified Deferred Compensation Plan  A plan, within the meaning of ERISA §201(2), the purpose of which is to permit a select group of management or highly compensated employees to defer receipt of a portion of their Compensation to a future date.

1.19                           Participant  An Eligible Employee who is currently deferring a portion of his or her Compensation under this Plan, or an employee or former employee who is still entitled to the payment of benefits under the Plan.

1.20                           Plan The Nonqualified Deferred Compensation Plan established by the Employer under the terms of this Basic Plan Document and the accompanying Adoption Agreement.

1.21                           Plan Administrator  The individual(s) or committee appointed by the Employer (or, following a Change of Control, appointed by the individual who, immediately prior to such Change of Control, was the Chief Executive Officer or most senior officer who is also a Participant) to administer the Plan as provided herein.  Unless the Employer provides otherwise, the Chief Executive Officer shall serve as the Plan Administrator with respect to Participants who are not executive officers of the Employer and the Compensation Committee of the Board of Directors shall serve as Plan Administrator with respect to Participants who are Executive Officers. In no event shall any Participant be permitted to make decisions regarding his or her benefits under this Plan.

1.22                           Spouse  The individual to whom a Participant is married, or was married in the case of a deceased Participant who was married at the time of his or her death.

1.23                           Taxable Year  The 12-consecutive month period beginning each January 1 and ending each December 31.

1.24                           Termination Of Employment The voluntary or involuntary severing of employment from the Employer or any entity affiliated with the Employer, for any reason other than Disability or death.

1.25                           Trust  The agreement between the Employer and the Trustee under which assets may be delivered by the Employer to the Trustee to offset liabilities assumed by the Employer under the Plan.  Any assets held under the terms of the Trust shall be the exclusive property of the Employer and shall be subject to the creditor claims of the Employer with respect to whom such Trust has been established.  Participants shall have no right, secured or unsecured, to any assets held under the terms of the Trust.

1.26                           Trustee  The institution named by the Employer in the Trust agreement and any corporation which succeeds the Trustee by merger or by acquisition of assets or operation of law.

1.27                           Valuation Date  The date on which Participant Accounts under the Plan are valued.  The Valuation Date shall be each business day of the Taxable Year on which the national security exchanges and, if a Trust has been established in connection with the Plan, the Trustee are open.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1                                 Eligibility  The Employer will designate in the Adoption Agreement those persons who shall be considered Eligible Employees under the Plan.

2.2                                 Participation The Plan Administrator shall provide written notification to each Eligible Employee of his or her eligibility to participate in the Plan.

2.3                                 Compensation Deferral Agreement  In order to defer Compensation under the Plan for a given Taxable Year, an Eligible Employee must enter into a Compensation Deferral Agreement with the Employer authorizing the deferral of all or part of the Participant’s Compensation for such Taxable Year.  The Compensation Deferral Agreement shall also specify the method of payment for benefits under the Plan and, if applicable, an Interim Distribution Date for the Participant’s Compensation Deferrals for the period covered by the Compensation Deferral Agreement.

All Compensation Deferral Agreements must be completed prior to the first day of the Taxable Year to which they relate. Notwithstanding the preceding sentence, if the Effective Date of the Plan is other than the first day of a Taxable Year, or if an employee becomes an Eligible Employee on a date other than the first day of a Taxable Year, the Compensation Deferral Agreement must be completed within 30 days after the Effective Date or within 30 days of the Eligible Employee’s initial eligibility date.  In no event shall a Participant be permitted to defer Compensation for a pay period which has commenced prior to the date on which the Compensation Deferral Agreement is signed by the Participant and accepted by the Plan Administrator.

Upon receipt of a properly completed and executed Compensation Deferral Agreement the Plan Administrator shall notify the Employer to commence to withhold that portion of the Participant’s Compensation specified in the Agreement. In no event will the Participant be permitted to defer more than the amount specified by the Employer in the Adoption Agreement.

Except as otherwise provided herein or in Article VII, the Compensation Deferral Agreement shall remain in effect for the duration of the Taxable Year to which it relates.   The Employer shall have the right to terminate a Participant’s Compensation Deferral Agreement at any time upon written notice to the Participant.  Such termination shall be effective on the first day of the next payroll period.  In no event shall the Employer have the right to terminate a Compensation Deferral Agreement with respect to Compensation already deferred.

2.4                                 Employer Matching Credits and Employer Discretionary Credits  The Employer may adjust the Account of a Participant with  matching or discretionary credits.  The amount of the Employer’s Discretionary Credits and/or Employer’s Matching Credits and the formula(s) for allocating such credits will be selected by the Employer in the Adoption Agreement.

2.5                                 Establishing a Reserve for Plan Liabilities  The Employer may, but is not required to, remit to a Trust an amount equal to the Participants’ Compensation Deferrals, Employer Discretionary Credits and Employer Matching Credits.  Any such assets shall be the property of the Employer and remain subject to the claims of the Employer’s creditors, to the extent provided under any Trust established with respect to such Employer.  The Trustee shall have no duty to determine whether the amounts forwarded by the Employer are the correct amount or that they have been transmitted in a timely manner.

ARTICLE III

PARTICIPANT ACCOUNTS AND REPORTS

3.1                                 Establishment Of Accounts  The Plan Administrator shall establish and maintain individual recordkeeping accounts on behalf of each Participant for purposes of determining each Participant’s benefits under the Plan. A Participant’s Account does not represent the Participant’s ownership of, or any ownership interest in, any assets which may be set aside to satisfy the Employer’s obligations under the Plan.

3.2                                 Account Maintenance  As of each Valuation Date, the Plan Administrator shall credit each Participant’s Account with the following:

(a)                                  An amount equal to any Compensation Deferrals made by the Participant since the last Valuation Date,

(b)                                 An amount equal to any Employer Matching Credits or Employer Discretionary Credits, and any forfeitures, if applicable, since the last Valuation Date, and

(c)                                  An amount equal to deemed Investment Credits under Paragraph 3.3 below since the last Valuation Date

As of each Valuation Date, the Plan Administrator shall debit each Participant’s Account with the following:

(d)                                 An amount equal to any distributions from the Plan to the Participant or Beneficiary since the last Valuation Date, and

(e)                                  An amount equal to deemed Investment Debits under Paragraph 3.3 below since the last Valuation Date, and

(f)                                    An amount equal to any forfeitures incurred by the Participant since the last Valuation Date.

3.3                                 Investment Credits And Debits   The Accounts of Participants shall be adjusted for Investment Credits and Debits in accordance with this Paragraph 3.3.

Participants shall have the right to specify one or more Investment Preferences in which their Compensation Deferrals, Employer Matching Credits and Employer Discretionary Credits shall be deemed to be invested.  The Investment Preferences shall be utilized solely for purposes of adjusting their Accounts in accordance with procedures adopted by the Plan Administrator. The Plan Administrator shall provide the Participant with a list of the available Investment Preferences.  From time to time, in the sole discretion of the Plan Administrator, the Investment Preferences available within the Plan may be revised. All Investment Preference selections must be denominated in whole percentages unless the Plan Administrator determines that lower increments are acceptable.  A Participant may make changes in the manner in which future Compensation Deferrals, Employer Matching Credits and/or Employer Discretionary Credits are deemed to be invested among the various Investment Preferences within the Plan in accordance with procedures established by the Plan Administrator.  A Participant may re-direct the manner in which earlier Compensation Deferrals, Employer Matching

Credits and/or Employer Discretionary Credits, as well as any appreciation (or depreciation) to-date, are deemed to be invested among the Investment Preferences available in the Plan in accordance with procedures established by the Plan Administrator.

As of each Valuation Date, the Plan Administrator shall adjust the Account of each Participant for interest, earnings or appreciation (less losses and depreciation) with respect to the then balance of the Participant’s Account equal to the actual results of the Participant’s deemed Investment Preference elections.

All notional acquisitions and dispositions of Investment Preferences which occur within a Participant’s Account, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Plan Administrator shall determine to be administratively feasible in its sole discretion and the Participant’s Account shall be adjusted accordingly.  Accordingly, if a distribution or reallocation must occur pursuant to the terms of the Plan and all or some portion of the Account must be valued in connection with such distribution or reallocation (to reflect Investment Credits and Debits), the Plan Administrator may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates which shall be used for valuation purposes.

Notwithstanding anything to the contrary, any Investment Credits or Debits made to any Participant’s Account following a Change of Control shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change of Control.

Notwithstanding the Participant’s deemed Investment Preference elections under the Plan, the Employer shall be under no obligation to actually invest any amounts in such manner, or in any manner, and such Investment Preference elections shall be used solely to determine the amounts by which the Participant’s Account shall be adjusted under this Paragraph 3.3.

3.4                                 Participant Statements   The Plan Administrator shall provide Participants with a statement showing the credits and debits from his or her Account during the period from the last statement date.  Such statement shall be provided to Participants as soon as administratively feasible following the end of each Taxable Year and on such other dates as agreed to by the Employer and the party maintaining Participant records.

ARTICLE IV

WITHHOLDING OF TAXES

4.1                                 Annual Withholding From Compensation  For any Taxable Year in which Compensation Deferrals, Employer Matching Credits and/or Employer Discretionary Credits are made to or vested within the Plan (as applicable), the Employer shall withhold the Participant’s share of FICA and other employment taxes from the portion of the Participant’s Compensation not deferred.  If deemed appropriate by the Employer, the Participant’s Compensation Deferral Agreement may be reduced in certain instances where necessary to facilitate compliance with applicable withholding requirements.

4.2                                 Withholding From Benefit Distributions.  The Participant’s Employer (or the trustee of the Trust, as applicable) shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer.

ARTICLE V

VESTING

5.1                                 Vesting  A Participant shall be immediately vested in (i.e. shall have a nonforfeitable right to) all Compensation Deferrals credited to his or her Account, including any Investment Credits or Debits associated therewith.  The Employer shall specify in the Adoption Agreement the vesting provisions applicable to any Employer Discretionary Credits or Employer Matching Credits allocated to the Accounts of Participants.  Forfeitures incurred by Participants shall reduce the amounts credited to a Participant’s Account, but shall not be reallocated to the Accounts of other Participants unless otherwise specified in the Adoption Agreement.

ARTICLE VI

PAYMENTS

6.1                                 Benefits  A Participant’s or Beneficiary’s benefit payable under the Plan shall be the value of the Participant’s vested Account at the time a Distributable Event occurs under the Plan with respect to such Participant or Beneficiary.  Such benefit shall be payable from the general assets of the Employer.  In no event, will a Participant’s right to a benefit under this Plan give such Participant a secured right or claim on any assets set aside

by the Employer to meet its obligations under the Plan.   All payments from the Plan shall be subject to applicable tax withholding and shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than sixty (60) days after the occurrence of the Distributable Event.

6.2                                 Form of Payment  Except as otherwise provided below, benefits under the Plan shall be paid in the form of a cash lump sum or in annual cash payments (over a period of five (5), ten (10), or fifteen (15) years), as elected by the Participant. If applicable, the initial installment shall be based on the value of the Participant’s vested Account, measured on the date of his or her Distributable Event, and shall be equal to 1/n (where ‘n’ is equal to the total number of annual benefit payments not yet distributed).  Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date.  Notwithstanding the Participant’s election regarding the form of payment, the Employer shall have the right to pay the Participant’s benefit or remaining benefit in a single lump sum payment.  Election of the form of payment must be provided to the Plan Administrator prior to participating in the Plan.

Notwithstanding anything to the contrary, the Participant may subsequently elect to change the form of payment previously selected, by submitting the appropriate form to the Plan Administrator, provided however, such form shall be effective only if:

(a)          it is submitted at least thirteen (13) months prior the Participant’s actual Distributable Event, and

(b)         it is approved by the Plan Administrator, in its sole discretion.

6.3                                 Death Benefit  In the event of the Participant’s Death, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Participant’s Beneficiary shall receive the balance of the Participant’s vested Account in a single lump sum cash payment.

6.4                                 Unforeseeable Emergencies  If a Participant suffers an Unforeseeable Emergency, as defined herein, the Plan Administrator, in its sole discretion, may pay to the Participant that portion of his or her vested Account which the Plan Administrator determines is necessary to satisfy the emergency.  A Participant requesting an emergency payment shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.  For purposes of this paragraph, “Unforeseeable Emergency” means a severe financial hardship of the

Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The Plan Administrator shall have complete discretion to determine whether the financial hardship of the Participant constitutes an Unforeseeable Emergency under the Plan.  However, no financial hardship shall constitute an Unforeseeable Emergency to the extent the hardship may be relieved through reimbursement or compensation by insurance or otherwise or can be reasonably relieved by the liquidation of the Participant’s assets.  If, subject to the sole discretion of the Plan Administrator, the request for a withdrawal is approved, the distribution shall be made within sixty (60) days of the date of approval by the Plan Administrator.

6.5                                 Election To Receive Vested Account  A Participant may request in writing, on a form approved by the Plan Administrator, to receive distribution of his or her entire vested Account without regard to:

(a)              whether payment of benefits under the Plan are due, or

(b)             whether an Unforeseeable Emergency has occurred.

Any distribution so requested shall be made as soon as practical following the Participant’s submission of the executed writing and shall be subject to:

(c)              forfeiture of ten percent (10%) of his or her entire vested Account

(d)             suspension of his or her participation in the Plan for the balance of the Taxable Year in which the distribution is requested as well as the subsequent Taxable Year.

The Plan Administrator shall have sole and absolute discretion to decide whether such a request shall be approved.

6.6                                 Election to Receive Interim Distributions  A Participant may make an advance election, at the time he or she files a Compensation Deferral Agreement for a given Taxable Year, to have those Compensation Deferrals, vested Employer Matching Credits and/or vested Employer Discretionary Credits to which the agreement relates paid to him or her at an Interim Distribution Date designated by the Participant.  Such Compensation Deferrals, vested Employer Matching Credits and/or vested Employer Discretionary Credits, adjusted to reflect Investment Credits and Debits, shall be payable in a single cash lump sum payment within sixty (60) days of such Interim Distribution Date.  The Participant’s selection of an Interim Distribution Date is irrevocable and must comply with the definition of Interim Distribution Date under Paragraph 1.15.  Notwithstanding a Participant’s advance election to designate an Interim Distribution Date or Dates, the amounts which would otherwise be subject to such Interim Distribution Date or Dates shall be distributable upon a Distributable Event pursuant to this Article VI, if such Distributable Event occurs prior to any Interim Distribution Date.

6.7                                 Beneficiary Designation  A Participant shall have the right to designate a Beneficiary and to amend or revoke such designation at any time in writing.  Such designation, amendment or revocation shall be effective upon receipt by the Plan Administrator.   If the Beneficiary is a minor or incompetent, benefits may be paid to a legal guardian, trustee, or other proper representative of the Beneficiary, and such payment shall completely discharge the Employer and the Plan of all further obligations hereunder.

If no Beneficiary designation is made, or if the Beneficiary designation is held invalid, or if no Beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Plan Administrator shall direct that payment of benefits be made to the person or persons in the first category in which there is a survivor.  The categories of successor beneficiaries, in order, are as follows:

(a)                                  Participant’s Spouse;

(b)                                 Participant’s descendants, per stirpes (eligible descendants shall be determined by the intestacy laws of the state in which the decedent was domiciled);

(c)                                  Participant’s parents;

(d)                                 Participant’s brothers and sisters (including step brothers and step sisters); and

(e)                                  Participant’s estate.

6.8                                 Claims Procedure  All claims for benefits under the Plan, and all questions regarding the operation of the Plan, shall be submitted to the Plan Administrator in writing.  The Plan Administrator has complete discretion and authority to interpret and construe any provision of the Plan, and its decisions regarding claims for benefits hereunder are final and binding.

(a)          Presentation Of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  All claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

(b)         Notification Of Decision  The Plan Administrator shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

i.)     that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

ii.)  that the Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

1)              the specific reason(s) for the denial of the claim, or any part of it;

2)              specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

3)              a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

4)              a description of the claim review procedure set forth in Paragraph 6.8(c) below, including information regarding any applicable time limits and a statement regarding the Claimant’s right to bring an action under Section 502(a) of ERISA following an adverse determination on review; and

5)              if the decision involved the Disability of the Participant, information regarding whether an internal rule or procedure was relied upon in making its decision and that the Claimant can request a copy of such rule or procedure, free of charge, upon request.

The Plan Administrator will notify the Claimant of an adverse decision within 90 days of the date the claim was received, unless the Plan Administrator determines there are special circumstances that require an extension of time in which to make a decision.  If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 90-day period.  The notice will include a description of the special circumstances requiring an extension of time and an estimate of the date it expects a decision to be made.  The extension shall not exceed an additional 90-day period.

If the adverse decision relates to a claim involving the Disability of the Participant, the Plan Administrator will notify the Claimant of an adverse decision within 45 days of the date the claim was received, unless the Plan Administrator determines that matters beyond its control require an extension of time in which to make a decision.  If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period.  The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.  The extension shall not exceed an additional 30-day period unless, within the 30-day period the Plan Administrator again determines that more time is needed due to matters beyond its control, in which case notice of the need for not more than an additional 30 days is provided to the Claimant before the first 30-day period expires. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.  Any extension notice will include information regarding the standards on which a determination of Disability will be made, the outstanding issues which prevent a decision from being made, and any additional information which is needed in order to reach a decision.  The Claimant will have 45 days to supply any additional information.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her claim in accordance with this Paragraph 6.8(b), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the claim, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

(c)          Review Of A Denied Claim  Within sixty (60) days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim.  During the 60-day review period, the Claimant (or the Claimant’s duly authorized representative):

i.)                                      may review relevant documents;

ii.)                                   may submit written comments or other documents relating to the claim;

iii.)                                may request access to and copies of all relevant documents, free of charge;

iv.)                               may request a hearing, which the Plan Administrator, in its sole discretion, may grant.

The Plan Administrator will consider all documents and other information submitted by the Claimant in reviewing its previous decision, including documents not available to or considered by it during its initial determination.

If the appeal relates to a determination of the Plan Administrator involving the Disability of the Participant, the Claimant will have 180 days following receipt of a denial to file a written request for review.  In such event, no deference shall be given to the initial benefit determination, and the review shall be conducted by an appropriate fiduciary who is someone other than the individual who made the initial determination or a subordinate of such individual.  If the initial determination was based in whole or in part on a medical judgment, the reviewer shall consult with an appropriately trained and experienced health care professional, and shall disclose the identity of any experts who provided advice with regard to the initial decision.  The health care professional whose advice is sought during the appeal process will not be an individual who was consulted during the initial determination, nor a subordinate of such an individual.

Decision On Review  The Plan Administrator shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator’s decision must be rendered within one hundred twenty (120) days after such date. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 60-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.  Such decision must be written in a manner calculated to be understood by the Claimant, and if the decision on review is adverse it must contain:

i.)                                      specific reasons for the decision;

ii.)                                   specific reference(s) to the pertinent Plan provisions upon which the decision was based;

iii.)                                a statement that the Claimant may receive, upon request and free of charge, access to and copies of relevant documents and information;

iv.)                               a statement describing any voluntary appeal procedures under the Plan and the Claimant’s right to bring an action under Section 502(a) of ERISA;

v.)                                  if the decision involved the Disability of the Participant, information regarding whether an internal rule or procedure was relied upon in making its decision and that the Claimant can request a copy of such rule or procedure, free of charge, upon request;

vi.)                               a statement that the Claimant and the Plan may have other voluntary alternative dispute resolution options, such as mediation, and that the Claimant may find out what options are available by contacting the local U.S. Department of Labor Office and the state insurance regulatory agency; and

vii.)                            such other matters as the Plan Administrator deems relevant.

If the appeal involves the Disability of the Participant, the decision of the Plan Administrator will be made within 45 days after the filing of the written request for review, unless special circumstances require additional time, in which case the Plan Administrator’s decision will be made within 90 days after the date the request was filed. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her appeal in accordance with this Paragraph 6.8(d), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the appeal, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

ARTICLE VII

SUSPENSION OF DEFERRALS

7.1                                 Unforeseeable Emergencies  If a Participant experiences an Unforeseeable Emergency, the Participant may petition the Plan Administrator to suspend any Compensation Deferrals required to be made by the Participant pursuant to his or her current Compensation Deferral Agreement.  The Plan Administrator shall determine, in its sole discretion, whether to approve the Participant’s petition.  If the petition for a suspension is approved, suspension shall commence upon the date of approval and shall continue until the earlier of (i) the end of the Taxable Year or (ii) the date the Unforeseeable Emergency ceases to exist, as determined by the Plan Administrator in its sole discretion.  The Participant’s eligibility for Employer Matching Credits and/or Employer Discretionary Credits shall be similarly suspended.

7.2                                 Suspension of Deferrals for Other Reasons  If a Participant commences an authorized leave of absence which is unpaid or his or her Compensation is significantly reduced for any reason whatsoever, the Participant’s Compensation Deferrals shall be suspended for such period of time as the Plan Administrator, in its complete and absolute discretion, determines.  The Participant’s eligibility for Employer Matching Credits and Employer Discretionary Credits may be similarly suspended.  Upon the Participant’s return to active employment or receipt of his or her normal rate of Compensation, his or her Compensation Deferrals shall resume (as will eligibility for Employer Matching Credits and Employer Discretionary Credits) for the remaining portion of the Taxable Year in which the suspension occurred, based on the Compensation Deferral Agreement in effect for that Taxable Year.  If resumption would not occur until a later Taxable Year, the Participant shall be permitted to complete a new Compensation Deferral Agreement as though he or she was a new Eligible Employee.

ARTICLE VIII

PLAN ADMINISTRATION

8.1                                 Appointment The Plan Administrator shall serve at the pleasure of the Employer, who shall have the right to remove the Plan Administrator at any time upon 30 days written notice.  The Plan Administrator shall have the right to resign upon 30 days written notice to the Employer.

8.2                                 Duties Of Plan Administrator  The Plan Administrator shall be responsible to perform all administrative functions of the Plan.  These duties include but are not limited to:

(a)                                  Communicating with Participants in connection with their rights and benefits under the Plan.

(b)                                 Reviewing Investment Preference elections received from Participants.

(c)                                  Arranging for the payment of taxes (including income tax withholding), expenses and benefit payments to Participants under the Plan.

(d)                                 Filing any returns and reports due with respect to the Plan.

(e)                                  Interpreting and construing Plan provisions and settling claims for Plan benefits.

(f)                                    Serving as the Plan’s designed representative for the service of notices, reports, claims or legal process.

(g)                                 Employing any agents such as accountants, auditors, attorneys, actuaries or any other professionals it deems necessary in the performance of any of its duties.

8.3                                 Employer  The Employer has sole responsibility for the establishment and maintenance of the Plan.  The Employer through its Board shall have the power and authority to appoint the Plan Administrator, Trustee and any other professionals as may be required for the administration of the Plan.  The Employer shall also have the right to remove any individual or party appointed to perform administrative, investment, fiduciary or other functions under the Plan.  The Employer may delegate any of its powers to the Plan Administrator, Board Member or a Committee of the Board.

8.4                                 Administrative Fees And Expenses  Except for Trustee fees and expenses, all reasonable costs, charges and expenses incurred by the Plan Administrator or the Trustee in connection with the administration of the Plan or the Trust shall be paid by the Employer.  If not so paid, such costs, charges and expenses shall be charged to the Trust, if any, established in connection with the Plan.  The Trustee shall be specifically authorized to charge its fees and expenses directly to the Trust. If the Trust has insufficient liquid assets to cover the applicable fees, the Trustee shall have the right to liquidate assets held in the Trust to pay any fees or expenses due.  Notwithstanding the foregoing, no compensation other than reimbursement for expenses shall be paid to a Plan Administrator who is an Employee of the Employer.

8.5                                 Plan Administration And Interpretation  The Plan Administrator shall have complete discretionary control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan.  The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan.    Such interpretation and decision shall be final, conclusive, and binding on all Participants and any person claiming under or through any Participant.  Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Employer, or other party.  The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.6                                 Powers, Duties, Procedures  The Plan Administrator shall have such powers and duties, may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursement and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.7                                 Information  To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.

8.8                                 Indemnification Of Plan Administrator  The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s), Employee(s) or Board Members who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

8.9                                 Plan Administration Following a Change of Control  Notwithstanding anything to the contrary in this Article VIII or elsewhere in the Plan or Trust, upon a Change of Control the individual serving as Chief Executive Officer immediately prior to such Change of Control, or the most senior officer of the Company immediately prior to such Change of Control, who is also a Participant in the Plan, shall have the right to appoint an individual, third party, or Committee to serve as Plan Administrator.  Such appointment shall be made in writing and copies thereof shall be delivered to the Board, to the existing Plan Administrator, to the Trustee, and to all Plan Participants.  The Trustee and all other service providers shall be entitled to rely fully on instructions received from the successor Plan Administrator and shall be indemnified to the fullest extent permitted by law for acting in accordance with the proper instructions of the successor Plan Administrator.

ARTICLE IX

TRUST FUND

9.1                                 Trust  Coincident with the establishment of the Plan, the Employer may establish a Trust for the purpose of accumulating assets which may, but need not be used, by the Employer to satisfy some or all of its financial obligations to provide benefits to Participants under this Plan.  All assets held in the Trust shall remain the exclusive property of the Employer and shall be available to pay creditor claims of the Employer in the event of insolvency, to the extent provided under any Trust established with respect to such Employer.  The assets held in Trust shall be administered in accordance with the terms of the separate Trust Agreement between the Trustee and the Employer.

9.2                                 Unfunded Plan   In no event will the assets accumulated by the Employer in the Trust be construed as creating a funded Plan under the applicable provisions of ERISA or the Code, or under the provisions of any other applicable statute or regulation. Any funds set aside by the Employer in trust shall be administered in accordance with the terms of the Trust.

9.3                                 Assignment And Alienation  No Participant or Beneficiary of a deceased Participant shall have the right to anticipate, assign, transfer, sell, mortgage, pledge or hypothecate any benefit under this Plan.  The Plan Administrator shall not recognize any attempt by a third party to attach, garnish or levy upon any benefit under the Plan except as may be required by law.

ARTICLE X

AMENDMENT AND TERMINATION

10.1                           Amendment  The Employer shall have the right to amend this Plan without the consent of any Participant or Beneficiary hereunder, provided that no such amendment shall have the effect of reducing any of the vested benefits to which a Participant or Beneficiary has accrued a right as of the effective date of the amendment.

10.2                           Termination  The Employer may terminate or discontinue the Plan in whole or in part at any time.  Upon Plan termination, no further Compensation Deferrals or Employer Discretionary Credits or Employer Matching Credits shall be made except that the Employer shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as of the effective date of termination  (following any final adjustments to such Accounts in accordance with Article III hereof).  If the Plan is terminated, the Plan Administrator shall make distribution of the Participant’s vested benefit as soon as possible following such termination.

10.3                           Existing Rights  No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to vested amounts that have been credited to his or her Account prior to the date of such amendment or termination.

ARTICLE XI

MISCELLANEOUS

11.1                           Total Agreement  This Plan and the executed Adoption Agreement, Compensation Deferral Agreement, Beneficiary designation and other administration forms shall constitute the total agreement or contract between the Employer and the Participant regarding the Plan.  No oral statement regarding the Plan may be relied upon by the Participant.  The Employer or Plan Administrator shall have the right to establish such procedures as are necessary for the administration or operation of the Plan or Trust, and such procedures shall also be considered a part of the Plan unless clearly contrary to the express provisions thereof.

11.2                           Employment Rights  Neither the establishment of this Plan nor any modification thereof, nor the creation of any Trust or Account, nor the payment of any benefits, shall be construed as giving a Participant or other person a right to employment with the Employer or any other legal or equitable right against the Employer except as provided in the Plan.  In no event shall the terms of employment of any Employee be modified or in any way be affected by the Plan.

11.3                           Non-Assignability  None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise under the Plan.

11.4                           Binding Agreement  Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or other authorized party shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

11.5                           Receipt And Release  Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.  If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including not being the age of majority) to give a valid receipt and release, the Plan Administrator may cause payment or payments becoming due to such person to be made to a legal guardian, trustee, or other proper representative of the Participant or Beneficiary without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

11.6                           Furnishing Information  A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

11.7                           Distribution In The Event Of Taxation  If, for any reason, all or any portion of a Participant’s benefit under this Plan becomes income taxable to the Participant prior to a receipt, a Participant may petition the Plan Administrator for a distribution of that portion of his or her benefit that has become taxable.  Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant’s Employer shall distribute to the Participant immediately, funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid vested Account under the Plan).  If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted.  Such a distribution shall affect and reduce the benefits to be paid under this Plan.

11.8                           Insurance  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

11.9                           Governing Law  Construction, validity and administration of this Plan shall be governed by applicable Federal law and applicable state law in which the principal office of the Employer is located.  If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.10                     Headings And Subheadings  Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the interpretation of the provisions hereof.

AMENDMENT

SI INTERNATIONAL DEFERRED COMPENSATION PLAN

THIS AMENDMENT, by SI International, Inc., a Delaware corporation, (hereinafter called the “Company”),

WITNESSETH:

WHEREAS, the Company sponsors the “SI International Deferred Compensation Plan” (hereinafter called the “Plan”);

WHEREAS, pursuant to Section 10.1 of the Basic Plan, the Company retained the right to amend the Plan;

WHEREAS, the Company desires to amend the Plan for amounts deferred under the Plan after December 31, 2003, to comply with Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, resolutions were duly adopted by the Compensation Committee of the Board of Directors of the Company on December 21, 2004, approving this amendment to the Plan.

NOW, THEREFORE, the Plan is hereby amended, as follows:

The terms of this paragraph shall take precedence over all other provisions of this Plan and shall apply to all amount deferred under the Plan after December 31, 2004 (including earnings on such amounts) to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Under this paragraph, (i)  any provision of the Plan which, but for the application of this paragraph, would permit a distribution of benefits under the Plan to be made at other than a time or event permitted by Section 409A(a)(2) of the Code, would permit an acceleration of payments under the Plan prohibited by Section 409A(a)(3) Code or would permit an election not in compliance with Section 409A(a)(4) of the Code shall be appropriately limited in its application (including, if necessary, treated as null and void) so as to preclude any distribution not permitted by Section 409A(a)(2) of the Code, acceleration of payment not permitted by Section 409A(a)(3) and election not permitted by Section 409A(a)(4) of the Code; and (ii) the Company may amend the Plan as it deems necessary or appropriate to avoid benefits under the Plan from being included in gross income for Federal income tax purposes by reason of Section 409A(a)(1)(A) of the Code.  Notwithstanding the foregoing, the Company provides no promise or warranty that payments or credits under the Plan will not be subjected to Sections 409A(a)(1)(A) or 409A(a)(1)(B) of the Code.

IN WITNESS WHEREOF, the Company has executed this Amendment this 21st day of December, 2004.

SI International, Inc.

By:	/s/ THOMAS E. DUNN

Title:	CFO